                                                                    Exhibit 4.9

                           WARRANT PURCHASE AGREEMENT



         This Warrant Purchase Agreement (this "Agreement") is made as of April 6, 1999, by and between Rhythms NetConnections, Inc., a Delaware corporation (the "Company"), and MCI WorldCom Venture Fund, Inc. ("MCI WorldCom").

                                     RECITAL

         MCI WorldCom desires to purchase from the Company, and the Company desires to sell and issue to MCI WorldCom, a Warrant in substantially the same form as EXHIBIT A attached hereto and subject to the terms and conditions set forth herein (the "Warrant"), such Warrant to initially purchase up to 136,996 shares of the Company's Common Stock (the "Common Stock").

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

     1. PURCHASE AND SALE OF THE WARRANT.

          1.1 PURCHASE AND SALE OF THE WARRANT. Subject to the terms and conditions of this Agreement, MCI WorldCom agrees to purchase at the Closing and the Company agrees to sell and issue to MCI WorldCom at the Closing a Warrant to purchase shares of Common Stock as set forth by the terms of this Agreement and the Warrant in substantially the same form as attached hereto as EXHIBIT A at a purchase price equal to $0.001 times the number of shares that are subject to the Warrant (the "Purchase Price").

          1.2 CLOSING.

               (a) The purchase and sale of the Warrant shall occur at the offices of Brobeck, Phleger & Harrison LLP, 550 West C Street, Suite 1300, San Diego, California, at 10:00 a.m. on April 6, 1999, or at such other time and place as the Company and MCI WorldCom shall mutually agree in writing (the "Closing").

               (b) At the Closing, the Company shall deliver to MCI WorldCom the Warrant that MCI WorldCom is purchasing against payment by check or wire transfer of the respective Purchase Price.

     2. REPRESENTATIONS AND WARRANTIES OF MCI WORLDCOM. MCI WorldCom hereby represents and warrants to and for the benefit of the Company, with knowledge that the Company is relying thereon in entering into this Agreement and issuing the Warrant to MCI WorldCom, as follows:

          2.1 PURCHASE ENTIRELY FOR OWN ACCOUNT. By MCI WorldCom's execution of this Agreement, MCI WorldCom hereby confirms that the Warrant and the Common Stock issuable upon exercise of the Warrant (collectively, and also including any further underlying securities, the "Securities") shall be acquired for investment for MCI WorldCom's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that MCI WorldCom has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, MCI WorldCom further represents that MCI WorldCom does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities. MCI WorldCom represents that it has full power and authority to enter into this Agreement.

          2.2 INVESTMENT EXPERIENCE. MCI WorldCom is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

          2.3 ACCREDITED INVESTOR. MCI WorldCom is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as now in effect.

          2.4 RESTRICTED SECURITIES. MCI WorldCom understands that the Securities it is and shall be purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, MCI WorldCom represents that it is familiar with Rule 144 promulgated under the Act, as now in effect, and understands the resale limitations imposed thereby and by the Act.

          2.5 LEGENDS. MCI WorldCom understands that the certificates evidencing the Securities may bear one or all of the following legends:

               (a) The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") or the securities laws of any state of the United States. The securities evidenced by this certificate may not be offered, sold or transferred for value directly or indirectly, in the absence of such registration under the Act and qualification under applicable state laws, or pursuant to an exemption from registration under the Act and qualification under applicable state laws, the availability of which is to be established to the reasonable satisfaction of the Company.

               (b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

               (c) A legend giving notice of Section 4.

     3. RESTRICTIONS ON DISPOSITION. Without in any way limiting the representations set forth in Section 2 above, MCI WorldCom further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3, and in addition thereto, one of the following conditions is satisfied:

          3.1 SECURITIES REGISTERED. There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement.

          3.2 REGISTRATION NOT REQUIRED. MCI WorldCom shall have (i) notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

          3.3 OTHER PERMITTED TRANSFERS. The disposition is by MCI WorldCom which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or to the siblings, lineal descendants including adopted children or ancestors of such partner or his spouse, if, prior to such transfer, the transferee agrees in writing to be subject to the terms hereof to the same extent as if he were the original party hereunder. Notwithstanding any of the foregoing, transferability of the Warrant is further restricted by its terms. No transferee shall be required as a condition to any transfer of securities by MCI WorldCom, to agree to be bound by this Section 3.3 if the transferee is acquiring such securities pursuant to a registration statement under the Act or in a transaction made pursuant to Rule 144.

     4. MARKET STAND-OFF AGREEMENT. During the period of duration (not to exceed 180 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, MCI WorldCom shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to transferees or donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that this Section 4 shall be applicable only to the first such registration statement of the Company pursuant to which Common Stock (or other securities) of the Company are to be sold on its behalf to the public in an underwritten offering, and (b) all officers and directors of the Company enter into similar agreements. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities of MCI WorldCom (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     5. GENERAL PROVISIONS.

          5.1 CONSTRUCTION. This Agreement shall be governed, construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to its conflicts of laws principles.

          5.2 ENTIRE AGREEMENT. This Agreement, together with the agreements and documents referred to herein, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous negotiations, agreements and understandings.

          5.3 NOTICES. All payments, notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given at the earlier of (i) the time of actual delivery or (ii) on the third business day following the date deposited with the United States Postal Service, postage prepaid, certified with return receipt requested, to the parties hereto at the addresses set forth on the signature pages hereto or at such other address as shall be given in writing by a party to the other parties hereto.

          5.4 SUCCESSORS AND ASSIGNS. This Agreement, and the rights and obligations of each of the parties hereunder, may not be assigned by MCI WorldCom without the prior written consent of the Company. Subject to the foregoing sentence, this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns.

          5.5 SEVERABILITY. If any term, covenant or condition of this Agreement is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the remainder of this Agreement shall not be affected thereby and each term, covenant and condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

          5.6 MODIFICATION. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and MCI WorldCom.

          5.7 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to an award of its reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

          5.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first written above.

         COMPANY:                        RHYTHMS NETCONNECTIONS, INC., a
                                         Delaware corporation


                                    By:  /s/ Catherine Hapka
                                       -----------------------------------------
                                       Catherine Hapka, President and
                                       Chief Executive Officer

                           Address: 6933 South Revere Parkway
                                    Englewood, CO 80112-3931


MCI WORLDCOM:                       MCI WORLDCOM VENTURE FUND, INC.


                                    By: /s/ Susan Mayer
                                        ---------------------------------------

                                    Its: President
                                        ---------------------------------------


                           Address:  1801 Pennsylvania Avenue, N.W.
                                    -------------------------------------------
                                     Washington, D.C. 20006
                                    -------------------------------------------


                 [SIGNATURE PAGE TO WARRANT PURCHASE AGREEMENT]

                                    EXHIBIT A

                                 FORM OF WARRANT


                   THE TRANSFER OF THIS WARRANT IS SUBJECT TO
                   RESTRICTIONS CONTAINED HEREIN. THIS WARRANT
                      HAS BEEN ISSUED IN RELIANCE UPON THE
                  REPRESENTATION OF THE HOLDER THAT IT HAS BEEN
                  ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH
                 A VIEW TOWARD THE RESALE OR OTHER DISTRIBUTION
                  THEREOF. NEITHER THIS WARRANT NOR THE SHARES
                   ISSUABLE UPON THE EXERCISE OF THIS WARRANT
                    HAVE BEEN REGISTERED UNDER THE SECURITIES
                    ACT OF 1933 OR ANY STATE SECURITIES LAWS.


                           RHYTHMS NETCONNECTIONS INC.

                          Common Stock Purchase Warrant



To Subscribe for and Purchase                                     April __, 1999
136,996 Shares of Common Stock of
Rhythms NetConnections Inc.


         THIS CERTIFIES that, for the per share purchase price equal to the price per share paid for shares of Common Stock ("Common Stock") of Rhythms NetConnections Inc., a Delaware corporation (the "Company") in the Company's initial public offering of such securities (such price as from time to time to be adjusted as provided herein is called the "Warrant Price"), MCI WorldCom Venture Fund, Inc. or its registered assigns (the "Holder") is entitled to subscribe for and purchase from the Company, up to 136,996 shares (subject to adjustment as provided herein) of fully paid and non-assessable Common Stock, subject to the provisions and upon the terms and conditions hereinafter set forth at the Warrant Price, at or prior to 5:00 p.m. Pacific time on April __, 2004 (the "Exercise Period).

         This Warrant and any Warrant subsequently issued upon exchange or transfer hereof are hereinafter collectively called the "Warrant."

         Section 1. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to fractional shares) at any time or from time to time during the Exercise Period by the completion of the purchase form attached hereto and by the surrender of this Warrant (properly endorsed) at the office of the Company as it may designate by notice in writing to the Holder hereof at the address of the Holder appearing on the books of the Company, and by payment to the Company of the Warrant Price in cash or by certified or official bank check, for each share being purchased. (In addition, see Section 2 below for net issuance provisions.) In the event of any exercise of the rights represented by this

Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the Holder, or its nominee or other party designated in the purchase form by the Holder hereof, shall be delivered to the Holder within thirty (30) business days after the date on which the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired or has been exercised in full, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such time. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Warrant Price is made, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. No fractional shares shall be issued upon exercise of this Warrant and no payment or adjustment shall be made upon any exercise on account of any cash dividends on the Common Stock issued upon such exercise. If any fractional interest in a share of Common Stock would, except for the provision of this Section 1, be delivered upon such exercise, the Company, in lieu of delivery of a fractional share thereof, shall pay to the Holder an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Company.

     Section 2. NET ISSUANCE.

               (a) RIGHT TO CONVERT. In addition to and without limiting the rights of the Holder under the terms of this Warrant, if the fair market value of a share of Common Stock is greater than the Warrant Price, in lieu of exercising this Warrant for cash the Holder shall have the right to convert this Warrant or any portion thereof (the "Conversion Right") into shares of Common Stock equal to the value of this Warrant or the portion thereof being canceled as provided in this Section 2 at any time or from time to time during the Exercise Period. Upon exercise of the Conversion Right with respect to a particular number of shares subject to the Warrant (the "Converted Warrant Shares"), the Company shall deliver to the Holder (without payment by the Holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock computed using the following formula:

                  X = Y (A - B)
                      ---------
                           A

                  Where X =   the number of shares of Common Stock to be
                              delivered to the holder

                        Y =     the number of Converted Warrant Shares

                        A =     the fair market value of one share
                                of the Company's Common Stock on the
                                Conversion Date (as defined below)

                        B =     the per share exercise price of
                                the Warrant (as adjusted to the
                                Conversion Date)

The Conversion Right may only be exercised with respect to a whole number of shares subject to the Warrant. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as defined below). Shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of the Warrant.

                  (b) METHOD OF EXERCISE. The Conversion Right may be exercised by the Holder by the surrender of the Warrant at the principal office of the Company together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the total number of shares under the Warrant that the Holder is exercising through the Conversion Right. Such conversion shall be effective upon receipt by the Company of the Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to the Warrant, shall be issued as of the Conversion Date and shall be delivered to the Holder promptly following the Conversion Date.

                  (c) DETERMINATION OF FAIR MARKET VALUE. For purposes of this
Section 2, fair market value of a share of Common Stock on the Conversion Date shall mean:

                             (i) If traded on a stock exchange, the fair market
value of the Common Stock shall be deemed to be the average of the closing selling prices of the Common Stock on the stock exchange determined by the Board to be the primary market for the Common Stock over the ten (10) trading day period (or such shorter period immediately following the closing of an initial public offering) ending on the date prior to the Conversion Date, as such prices are officially quoted in the composite tape of transactions on such exchange;

                             (ii) If traded over-the-counter, the fair market
value of the Common Stock shall be deemed to be the average of the closing bid prices (or, if such information is available, the closing selling prices) of the Common Stock over the ten (10) trading day period (or such shorter period immediately following the closing of an initial public offering) ending on the date prior to the Conversion Date, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system, any successor system or any exchange on which it is listed, whichever is applicable; or

                             (iii) If there is no public market for the Common
Stock, then the fair market value shall be determined by mutual agreement of the holder of the Warrant and the Company, and if the holder and the Company are unable to so agree, by an investment banker of national reputation selected by the Company and reasonably acceptable to the holder of the Warrant.

     Section 3. STOCK SPLITS, CONSOLIDATION, MERGER AND SALE. In the event that before the issuance of the shares of Common Stock into which this Warrant may be exercised the outstanding shares of Common Stock shall be split, combined or consolidated, by dividend, reclassification or otherwise, into a greater or lesser number of shares of Common Stock or any other class or classes of stock, as appropriate, the Warrant Price in effect immediately prior to such combination or consolidation and the number of shares purchasable under this Warrant shall, concurrently with the effectiveness of such combination or consolidation, be proportionately adjusted. If there shall be effected any consolidation or merger of the Company with another corporation, or a sale of all or substantially all of the Company's assets to another corporation, and if the holders of Common Stock shall be entitled pursuant to the terms of any such transaction to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such consolidation, merger or sale, lawful and adequate provisions shall be made whereby the Holder of this Warrant shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the exercise of such Warrant, such shares of stock, securities or assets as may be issuable or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore so receivable had such consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of this Warrant.

                  (a) STOCK TO BE RESERVED. The Company will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon the exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant.

                  (b) ISSUE TAX. The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holders of this Warrant for any issuance tax in respect thereof provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder of this Warrant.

                  (c) CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of the shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

     Section 4. NOTICES OF RECORD DATES. In the event of:

                  (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (other than cash dividends out of earned surplus), or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other corporation, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and in each such event the Company will give notice to the Holder of this Warrant specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be given at least ten (10) days and not more than ninety (90) days prior to the date therein specified, and such notice shall state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") or to a favorable vote of shareholders, if either is required.

     Section 5. NO SHAREHOLDER RIGHTS OR LIABILITIES. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase shares of Common Stock, and no mere enumeration hereon of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Warrant Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     Section 6. REPRESENTATIONS OF HOLDER. The Holder hereby represents and acknowledges to the Company that:

                  (a) this Warrant, the Common Stock issuable upon exercise of this Warrant and any securities issued with respect to any of them by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation or other reorganization will be "restricted securities" as such term is used in the rules and regulations under the Securities Act and that such securities have not been and may not be registered under the Securities Act or any state securities law, and that such securities must be held indefinitely unless registration is effected or transfer can be made pursuant to appropriate exemptions;

                  (b) the Holder has read, and fully understands, the terms of this Warrant set forth on its face and the attachments hereto, including the restrictions on transfer contained herein;

                  (c) the Holder is purchasing for investment for its own account and not with a view to or for sale in connection with any distribution of this Warrant or the Common Stock of the Company issuable upon exercise of this Warrant and it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein will prevent Holder from transferring such securities in compliance with the terms of this Warrant and the applicable federal and state securities laws;

                  (d) the Holder is an "accredited investor" within the meaning of paragraph (a) of Rule 501 of Regulation D promulgated by the Securities; and

                  (e) the Company may affix the following legend (in addition to any other legend(s), if any, required by applicable state corporate and/or securities laws) to certificates for shares of Common Stock (or other securities) issued upon exercise of this Warrant ("Warrant Shares"):

                  "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

     Section 7. LIMITATIONS ON DISPOSITION.

                  (a) The Holder of this Warrant, by acceptance hereof, agrees to comply in all respects with the provisions of this Section 7. Without in any way limiting the representations set forth above, the Holder of this Warrant agrees not to make any disposition of this Warrant or any Warrant Shares, unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 7 and the other provisions of this Warrant as if such transferee were the original Holder hereof, provided and to the extent such provisions are then applicable, and:

                             (i) There is then in effect a Registration
Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                             (ii) (A) the Holder shall have notified the Company
of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and the Company has given its prior written consent, and (B) if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the Warrant and/or the Warrant Shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                  (b) Notwithstanding the provisions of paragraph (a) above, (i) no such Registration Statement, prior consent or opinion of counsel shall be necessary for a transfer (A) by a Holder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or to the transfer by gift, will or intestate succession of any partner to his spouse or to the siblings, lineal descendants or ancestors of such partner or his spouse, or (B) to an "affiliate" of the Holder as that term is defined in Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he were an original Holder hereunder, and (ii) no transferee shall be required, as a condition to any transfer of the Warrant or the Warrant Shares by the Holder, to agree to be bound by this Section 7, if the transferee is acquiring the Warrant and/or Warrant Shares pursuant to a Registration Statement under the Securities Act or in a transaction made pursuant to Rule
144. Each new certificate evidencing the Warrant and/or Warrant Shares so transferred shall bear the appropriate restrictive legends set forth in Section 6(f) above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for the Company, such legend is not required in order to establish or assist in compliance with any provisions of the Securities Act or any applicable state securities laws.

     Section 8. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

     Section 9. PRESENTMENT. Prior to due presentment of this Warrant together with a completed assignment form attached hereto for registration of transfer, the Company may deem and treat the Holder as the absolute owner of the Warrant, notwithstanding any notation of ownership or other writing thereon, for the purpose of any exercise thereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     Section 10. NOTICE. Notice or demand pursuant to this Warrant shall be sufficiently given or made, if sent by first-class mail, postage prepaid, addressed, if to the Holder of this Warrant, to the Holder at its last known address as it shall appear in the records of the Company, and if to the Company, at 6933 South Revere Parkway, Englewood, Colorado 80112, Attention: Secretary. The Company may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section 10 for the giving of notice.

     Section 11. GOVERNING LAW. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of Delaware without regard to principles of conflicts of laws.

     Section 12. SUCCESSORS, ASSIGNS. Subject to the restrictions on transfer by Holder set forth in Section 7 hereof, all the terms and provisions of the Warrant shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     Section 13. AMENDMENT. This Warrant may be modified, amended or terminated by a writing signed by the Company and the Holder.

     Section 14. SEVERABILITY. Should any part but not the whole of this Warrant for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Warrant without including therein any such part which may, for any reason, be hereafter declared invalid.

     Section 15. "MARKET STAND-OFF" AGREEMENT. Holder hereby agrees that, during the period of duration (such period not to exceed 180 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; PROVIDED, HOWEVER, that:

                   (i) such agreement shall be applicable only to the first two such registration statements of the Company which cover common stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

                  (ii) all officers and directors of the Company and all other persons with registration rights enter into similar agreements.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Common Stock of the Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     Section 16. NO IMPAIRMENT. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

     Section 17. NO RIGHT TO REDEEM. Except as explicitly provided herein, this Warrant may not be called by the Company.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered on and as of the day and year first above written by one of its officers thereunto duly authorized.


                                          RHYTHMS NETCONNECTIONS INC.,
                                          a Delaware corporation



Dated:  April __, 1999
                                          --------------------------------------
                                          Catherine Hapka, President and
                                          Chief Executive Officer




         The undersigned Holder agrees and accepts this Warrant and acknowledges that it has read and confirms each of the representations contained in Section 6.


                                          MCI WORLDCOM VENTURE FUND, INC.



                                          By:
                                             -----------------------------------

                                          Its:
                                              ----------------------------------


                                   Address:
                                           -------------------------------------
                                           -------------------------------------

                                  PURCHASE FORM



(To be executed by the Warrant Holder if he desires to exercise the Warrant in whole or in part)

To:  RHYTHMS NETCONNECTIONS INC.

                  The undersigned, whose Social Security or other identifying number is _______________, hereby irrevocably elects the right of purchase represented by the within Warrant for, and to purchase thereunder, ___________________________ shares of Common Stock provided for therein and tenders payment herewith to the order of

                           RHYTHMS NETCONNECTIONS INC.
                                in the amount of

                                  $
                                   ------------

The undersigned requests that certificates for such shares be issued as follows:

Name:
     ---------------------------------------------------------------------------

Address:
        ------------------------------------------------------------------------

Deliver to:
           ---------------------------------------------------------------------

Address:
        ------------------------------------------------------------------------


and, if said number of shares shall not be all the shares purchasable hereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below:

                  Address:
                          ------------------------------------------------------

                          ------------------------------------------------------


Dated: ____________, 199__          Signature:
                                              ----------------------------------


                                               (Signature must conform in all
                                               respects to the name of the
                                               Warrant Holder as specified on
                                               the face of the Warrant, without
                                               alteration, enlargement or any
                                               change whatsoever)

                                   ASSIGNMENT



(To be executed by the Warrant Holder if he desires to effect a transfer of the Warrant)

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________, whose Social Security or other identification number is ________________________ [residing/located] at ____________________________ ____________________ the attached Warrant, and appoints _____________________________ residing at
__________________________________________________________________ the
undersigned's attorney-in-fact to transfer said Warrant on the books of the Company, with full power of substitution in the premises.


Dated: ______________, 199__.

In the presence of:



---------------------------------              ---------------------------------
                                               (Signature must conform in all
                                               respects to the name of the
                                               Warrant Holder as specified on
                                               the face of the Warrant, without
                                               alteration, enlargement or any
                                               change whatsoever).



                                  Exhibit A-1